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                                                                    EXHIBIT 99.1

                   FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
P
                         BARRETT RESOURCES CORPORATION
R             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

O    The undersigned hereby appoints Paul M. Rady and J. Frank Keller, or either of them, as proxies with full power of substitution to vote all the shares of X the undersigned with all of the powers which the undersigned would possess if personally present at the Special Meeting Of Stockholders of Barrett
Y Resources Corporation (the "Corporation"), to be held at 11:00 A.M., Denver time, on July 18, 1995, or any adjournments or postponements thereof, on the matters set forth on the reverse side hereof. Receipt of a copy of the Notice of Special Meeting and the related Joint Proxy Statement/Prospectus is hereby acknowledged.



        CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE      SEE REVERSE
                                                                SIDE
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[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.


UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1 AND 2. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BARRETT RESOURCES CORPORATION.


1. CHARTER AMENDMENT
   Proposal to authorize and approve an amendment to the Certificate of Incorporation to increase the authorized Common Stock from 17,000,000 shares to 35,000,000 shares.

                             FOR   AGAINST   ABSTAIN
                             [_]     [_]       [_]

2. STOCK ISSUANCE
   Proposal to authorize and approve the issuance of shares of Common Stock in connection with the Agreement and Plan of Merger dated as of May 2, 1995 among Barrett Resources Corporation, Barrett Energy Inc., a wholly owned subsidiary of Barrett Resources Corporation ("Barrett Energy"), and Plains Petroleum Company ("Plains"), including the issuance of shares of Common Stock in the merger of Barrett Energy with and into Plains (the "Merger") and the reservation of shares of Common Stock for issuance upon exercise of stock options of Plains which, following the Merger, will constitute options to purchase Common Stock.

                             FOR   AGAINST   ABSTAIN
                             [_]     [_]       [_]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)

Signature: _____________________________________________    Date _______________

Signature: _____________________________________________    Date _______________

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.